UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Axonic Funds

(Name of Registrant as Specified In Its Charter)

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Axonic Funds

520 Madison Avenue, 42nd Floor

New York, NY 10022

March 27, 2020

Dear Shareholder:

The Axonic Strategic Income Fund (the “Fund”), the sole series of the Axonic Funds (the “Trust”), has obtained the written consent of its shareholders to elect Thomas S. Vales to the Board of Trustees of the Fund (the “Board”), effective April 15, 2020. Therefore, in accordance with the Trust’s governing documents, the election of Mr. Vales has been approved by the shareholders. The Board has approved the expansion of the size of the Board from three to four and Mr. Vales will join the Board, which is currently comprised of three trustees, two trustees who are not “interested persons” of the Trust, as defined in the Investment Company Act of 1940, as amended (“Independent Trustees”) and one interested Trustee, as a new Independent Trustee.

We are not asking you for a proxy and you are requested not to send us a proxy. The enclosed information statement (the “Information Statement”) describes Mr. Vales’ election and related matters. As is described in the Information Statement, Mr. Vales will be installed on April 15, 2020.

Should you have any questions or need additional information, please call the Fund at 833-429-6642.

Sincerely,

/s/ Clayton DeGiacinto
Clayton DeGiacinto President

Axonic Funds

520 Madison Avenue

42nd Floor

New York, NY 10022

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This Information Statement is Available by calling the Fund at 833-429-6642.

This information statement describes the election of a new trustee to the Board of Trustees (the “Board”) of Axonic Funds (the “Trust”) by the shareholders of the Axonic Strategic Income Fund (the “Fund”), the sole series of the Trust. Pursuant to authority contained in the Trust’s Declaration of Trust, all of the Fund’s outstanding shares of beneficial interest have unanimously approved and consented in writing to the election of the new trustee. This information statement is being furnished for informational purposes only by the Board.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Election of New Trustee

Joshua M. Barlow, Charles D. Mires, and Clayton DeGiacinto have comprised the Board since the Fund’s inception in 2019, having been elected by the Fund’s initial shareholder in 2019. Mr. Barlow and Mr. Mires have each served as an independent trustee of the Trust since that time, it having been determined that each is not an “interested person” of the Trust (an “Independent Trustee”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and Mr. DeGiacinto has served as an interested trustee of the Trust.

At its initial meeting, the Board discussed that, while its current size of three, with two Independent Trustees and one interested trustee, was sufficient, the Board would benefit from one additional Independent Trustee member. The Trustees discussed who might be likely candidates for an Independent Trustee position, should the Board determine to expand its size. The Board determined that Trust management should work to identify a potential candidate to serve as an additional Independent Trustee. At a meeting on February 12, 2020, the Nominating Committee met to consider a proposed nominee, Mr. Thomas S. Vales, who was introduced to the Nominating Committee by Mr. Mires. Mr. Vales was also recommended by Mr. DeGiacinto and Axonic Capital LLC, the investment adviser of the Fund (the “Adviser”). The Nominating Committee met with Mr. Vales and reviewed his background, experience and other qualifications. Following review and discussion of Mr. Vales’ qualifications, the Nominating Committee determined that Mr. Vales was qualified to serve as a member of the Board and would meet the definition of an Independent Trustee. Thereafter, the Nominating Committee made a recommendation that the size of the Board be expanded to four and nominated Mr. Vales for election as an Independent Trustee. Upon the recommendation of the Nominating Committee, the full Board then approved the increase in the size of the Board to four trustees, approved the nomination of Mr. Vales to serve as an Independent Trustee and approved the submission of Mr. Vales to the shareholders of the Fund for election.

On March 23, 2020, all of the shareholders of the Fund, acting by unanimous written consent in lieu of a meeting pursuant to the authority granted in the Trust’s Declaration of Trust (the “Written Consent”), approved the election of Mr. Vales to serve as a new Independent Trustee of the Trust, with such election to be effective April 15, 2020. Mr. Vales has agreed to serve an indefinite term and to serve until his successor is duly elected and qualified.

The approval and consent in writing by all shareholders of the Fund was sufficient under the Trust’s Declaration of Trust to elect Mr. Vales. Mr. Vales will be installed on April 15, 2020.

Information about the Board of Trustees, Officers and Principal Shareholders

The Board is responsible for the management and supervision of the Fund. The Board approves all significant agreements between the Fund and those companies that furnish services to the Fund, reviews performance of the Fund, and oversees activities of the Fund. This section provides information about the persons who serve as Trustees and Officers to the Fund, respectively, as well as the entities that provide services to the Fund.

Trustees and Officers. Following are the Trustees (including Mr. Vales) and executive officers of the Trust, their years of birth and addresses, their present positions with the Trust, and their principal occupations during the past five years. Mr. Barlow, Mr. Mires and Mr. Vales, once his election is effective, serve as Independent Trustees, meaning that none of them is considered to be an “interested person” of the Trust under the 1940 Act. Those Trustees who are “interested persons” (as defined in the 1940 Act), by virtue of their affiliation with either the Trust or the Adviser are indicated in the table. The address of each Trustee and executive officer of the Trust, unless otherwise indicated, is 520 Madison Avenue, 42nd Floor, New York, New York 10022.

Name, Address, and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen	Other Directorships During the Past 5 Years
Independent Trustees
Joshua M. Barlow Year of Birth: 1978	Independent Trustee	Indefinite Term; Since 2019	Managing Director, Valhalla Fiduciary (June 2018 – present) (an investment management consulting firm); Head of Operational Due Diligence and Accounting and other positions, PAAMCO (Pacific Alternative Asset Management Company, LLC) (March 2006 – June 2018).	Two	Axonic Alternative Income Fund**
Charles D. Mires Year of Birth: 1960	Independent Trustee	Indefinite Term; Since 2019	Director, CIB Marine Bancshares, Inc. (2010 – present); Retired from full time employment December, 2015; Director of Fixed Income, Alternative Strategies, and Third Party Mandates, Franklin Street Partners (an investment advisory firm) (2011- 2015).	Two	CIB Marine Bancshares, Inc.; Axonic Alternative Income Fund**
Thomas S. Vales Year of Birth: 1964	Independent Trustee	Indefinite Term; Effective April 15, 2020	Chief Executive Officer, TMC Bonds LLC (an alternative trading system for fixed income) (2000 – 2019); Member, FINRA Fixed Income Advisory Committee (2016-2018).	Two	Axonic Alternative Income Fund**
Interested Trustee**
Clayton DeGiacinto*** Year of Birth: 1972	Trustee, President (Principal Executive Officer)	Indefinite Term; Since 2019	Managing Member and Chief Investment Officer, Axonic Capital LLC (2010 – present)	Two	Axonic Alternative Income Fund
Officers
John Kelly Year of Birth: 1978	Treasurer (Principal Financial Officer)	Indefinite Term; Since 2019	Chief Financial Officer, Axonic Capital LLC (2017 – present); Controller, J. Goldman & Co. LP (June 2015- 2017); Manager of Financial Reporting, Moore Capital Management LP (2003 – 2015).	n/a	n/a
Joseph Grogan Year of Birth: 1980	Secretary; Chief Compliance Officer	Indefinite Term; Since 2019	Chief Compliance Officer, Axonic Capital LLC (February 2018 – present); Chief Compliance Officer, Claren Road Asset Management, LLC (January 2015 – February 2018); Director of Compliance, Claren Road Asset Management, LLC (July 2011 – January 2015).	n/a	n/a

The Fund Complex consists of the Fund and the Axonic Alternative Income Fund, a registered closed-end investment company for which Axonic Capital LLC also serves as the investment adviser.

**	As of April 15, 2020, each Independent Trustee will also begin serving as an independent trustee on the Board of Directors of the Axonic Alternative Income Fund.
***	The Interested Trustee is an Interested Trustee because he is the Managing Member and Chief Investment Officer of the Adviser.

Board Structure. The Trust’s Board includes two Independent Trustees (three once Mr. Vales’ election becomes effective) and one interested Trustee, Mr. DeGiacinto, who is Chairman of the Board. The Board has determined that this is an appropriate leadership structure for the Trust because, among other things, the Board’s current small size and the fact that there is only one fund in the Trust permit Trust management to communicate with each Independent Trustee as and when needed, and permit each Independent Trustee to be involved in each committee of the Board (each a “Committee”) as well as each Board function. The Board may consider appointing an independent Chairman or a lead Independent Trustee in the future, particularly if the Board’s size or the Trust’s complexity materially increases.

With respect to risk oversight, the Board holds four regular meetings each year to consider and address matters involving the Trust and Fund. During these meetings, the Board receives reports from Trust management, the Fund’s administrator, transfer agent and distributor, and the Trust’s Chief Compliance Officer (the “CCO”), on regular quarterly items and, where appropriate and as needed, on specific issues. As part of its oversight function, the Board also may hold special meetings or communicate directly with Trust management or the CCO to address matters arising between regular meetings. The Board has established a committee structure that includes an Audit Committee, Nominating Committee and a Proxy Voting Committee (discussed in more detail below). Each Committee is comprised entirely of Independent Trustees.

The Board has met twice since inception in December 2019. Unlike public operating companies, mutual funds do not typically hold annual shareholder meetings. Accordingly, the Trust is not required to hold annual meetings of Shareholders under its Declaration of Trust, and the Trust does not have a policy pertaining to attendance at annual shareholder meetings by members of the Board.

Qualification of Trustees.

The Board has considered each Trustee's experience, qualifications, attributes and skills in light of the Board’s function and the Fund’s business and structure, and has determined that each Trustee possesses experience, qualifications, attributes and skills that enable the Trustee to be an effective member of the Board. In this regard, the Board has considered the following specific experience, qualifications, attributes and/or skills for each Trustee:

Mr. Barlow has been active in the asset management industry since 2007 in various operational due diligence and accounting roles. He also serves as an independent director for a number of private investment funds and is a Certified Public Accountant and a Chartered Alternative Investment Analyst. Mr. Mires has experience in and knowledge of the financial industry as an investor, serving in a number of different portfolio management roles since 1987. Mr. Mires also has served as Director of a bank holding company since 2010. Mr. Mires is a Chartered Financial Analyst. Mr. DeGiacinto has over 16 years of experience in the financial services and investment management industry and founded the Adviser in 2010. Mr. DeGiacinto has served in a variety of management roles throughout his career. Mr. Vales has experience in and knowledge of the financial industry, having served as the CEO and Chairman of the Board of an alternative trading system for fixed income trading for almost 20 years. Mr. Vales is also a Chartered Financial Analyst and passed the Series 7, Series 24, Series 53, and Series 63 exams. The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that they possesses the requisite skills and attributes to carry out oversight responsibilities with respect to the Trust.

The Board has determined that each of the Trustees’ careers and background, combined with their interpersonal skills and general understanding of financial and other matters, enable the Trustees to effectively participate in and contribute to the Board’s functions and oversight of the Trust. References to the qualifications, attributes and skills of Trustees are pursuant to requirements of the SEC, do not constitute holding out the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility on any such person or on the Board by reason thereof.

Board Standing Committees. The Board has established the following standing committees:

Audit Committee: The Independent Trustees are the current members of the Audit Committee. The Audit Committee oversees the Fund’s accounting and financial reporting policies and practices, reviews the results of the annual audits of the Fund’s financial statements, and interacts with the Fund’s independent auditors on behalf of the Board. The Audit Committee also serves in the role of the Trust’s qualified legal compliance committee and, as such, receives, investigates and makes recommendations as to appropriate remedial action in connection with, any report of evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by the Trust, its officers, trustees or agents. The Audit Committee operates pursuant to an Audit Committee Charter, which can be found at Exhibit A, and meets periodically as necessary. The Audit Committee has met one time since December 2019. The Fund is new and has not yet had audited financial statements.

Nominating Committee: The Independent Trustees are the current members of the Nominating Committee. The Nominating Committee nominates, selects, and appoints Independent Trustees to fill vacancies on the Board and to stand for election at appropriate meetings of the shareholders of the Trust. The Nominating Committee does not have a charter and meets only as necessary and has not met as of the date of this Information Statement. The Nominating Committee generally identifies Trustee candidates based on recommendations from Trust management, Trustees, Trust counsel and other advisers to the Trustees. The Nominating Committee generally will not consider nominees recommended by shareholders of the Trust. The Nominating Committee’s process does not vary depending upon the source of the recommendation. The Nominating Committee reviews a nominee candidate’s qualifications and, if desired, may meet with the nominee candidate either individually or as a group and then discuss the nominee candidate with the other Nominating Committee members. While the Nominating Committee has not established any specific minimum qualifications that must be met by a prospective nominee for a Trustee position, the Nominating Committee generally considers, among other factors, the following: (i) the candidate’s knowledge in matters relating to the mutual fund industry; (ii) any experience possessed by the candidate as a director or senior officer of a public company; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills, core competencies and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly and work collaboratively with other members of the Board; (vii) the candidate’s ability to qualify as an Independent Trustee and any other actual or potential conflicts of interest involving the candidate and the Trust; and (viii) such other factors as the Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies. While the Board has not adopted a specific policy on diversity, it takes overall diversity into account when considering and evaluating nominees for Trustee. The Nominating Committee has met one time since December 2019.

Proxy Voting Committee: The Independent Trustees are the current members of the Proxy Voting Committee. The Proxy Voting Committee will determine how the Fund should cast its vote, if called upon by the Board or the Adviser, when a matter with respect to which the Fund is entitled to vote presents a conflict between the interests of the Fund’s shareholders, on the one hand, and those of the Adviser, principal underwriter or an affiliated person of the Fund, the Adviser, or principal underwriter, on the other hand. The Proxy Voting Committee will review the Trust’s Proxy Voting and Disclosure Policy and recommend any changes to the Board as it deems necessary or advisable. The Proxy Voting Committee will also decide if the Fund should participate in a class action settlement, if called upon by the Adviser, in cases where a class action settlement with respect to which the Fund is eligible to participate presents a conflict between the interests of the Fund’s shareholders, on the one hand, and those of the Adviser, on the other hand. The Proxy Voting Committee meets only as necessary and has not met as of the date of this Information Statement.

Beneficial Equity Ownership Information.

The table below shows for each Trustee (including Mr. Vales), the amount of Fund equity securities beneficially owned by each Trustee, and the aggregate value of all investments in equity securities of funds within the same Family of Investment Companies, as of a valuation date of March 23, 2020 and stated as one of the following ranges: A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; and E = over $100,000.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen By Trustee in Family of Investment Companies*
Joshua M. Barlow	A	A
Charles D. Mires	A	E
Thomas S. Vales	A	A
Clayton DeGiacinto	E	E

*	Each Trustee serves as a trustee of the Trust and, effective April 15, 2020, of the Axonic Alternative Income Fund, which has the same investment adviser as the Fund.

Compensation. Officers of the Fund and Trustees who are “interested persons” of the Fund or the Adviser will receive no salary from the Fund. The Independent Trustees receive an annual retainer of $4,000 and a fee of $2,000 for each Board meeting attended in person and $1,000 for each Board meeting attended by telephone. The Fund reimburses each Trustee and officer of the Trust for his or her travel and other expenses relating to attendance at Board or committee meetings. The table below reflects the amount of compensation received by each Trustee as of the date of this Information Statement.

Name of Trustee	Aggregate Compensation From the Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees*
Independent Trustees
Joshua M. Barlow	None	None	None	None
Charles D. Mires	None	None	None	None
Thomas S. Vales	None	None	None	None
Interested Trustees
Clayton DeGiacinto	None	None	None	None

*	The Fund Complex consists of the Fund and the Axonic Alternative Income Fund, which has the same investment adviser as the Fund.

Control Persons and Principal Holders of Voting Securities. As of March 23, 2020 the Trustees and Officers of the Fund owned beneficially (i.e., had direct or indirect voting and/or investment power) 100% of the shares of the Fund.

As of March 23, 2020, the following shareholders owned of record more than 5% of the outstanding shares of beneficial interest of the Fund. Except as provided below, no person is known by the Fund to be the beneficial owner of more than 5% of the outstanding shares of the Fund as of March 23, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
John Kelly 520 Madison Ave New York, NY 10022	4,940.71	14.15%
Axonic Capital LLC 520 Madison Ave New York, NY 10022	10,000.00	28.64%
Clayton DeGiacinto 520 Madison Ave New York, NY 10022	19,980.02	57.22%

 Additional Information. Unless the Fund has received contrary instructions, only one copy of this information statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the information statement will be delivered promptly upon request. Requests may sent to c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, or made by calling the Fund toll-free at 833-429-6642.

ADDITIONAL FUND INFORMATION

General Information and Mailing Address. The Fun is the sole series of the Trust, an open-end management investment company under the 1940 Act and is organized as a Delaware statutory trust. The mailing address of the Fund is c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203.

Adviser. Axonic Capital LLC, 520 Madison Avenue, 42nd Floor, New York, New York 10022, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, serves as the investment adviser to the Fund. The Adviser serves in that capacity pursuant to an investment advisory agreement with the Trust on behalf of the Fund. Subject to the authority of the Board, the Adviser provides guidance and policy direction in connection with its daily management of the Fund’s assets. The Adviser is also responsible for the selection of broker-dealers for executing portfolio transactions, subject to the brokerage policies approved by the Board.

As full compensation for the investment advisory services provided to the Fund, the Adviser receives monthly compensation from the Fund computed at the annual rate of 0.85% of the Fund’s average daily net assets (the “Management Fee”). The Adviser has entered into an Expense Limitation Agreement with the Fund, under which the Adviser has contractually agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, in an amount that limits annual operating expenses (exclusive of interest expense on any borrowings, taxes, brokerage commissions, extraordinary expenses, Acquired Fund Fees and Expenses, payments, if any, under a Rule 12b-1 Distribution Plan and certain other Fund expenses such as dividend and interest expense and broker charges on short sales) to not more than 1.10% of average daily net assets. Management Fee reductions and expense reimbursements by the Adviser are subject to repayment by the Fund for a period of three years after the date on which such fees and expenses were incurred, provided that the repayments do not cause Total Annual Fund Operating Expenses (exclusive of such reductions and reimbursements) to exceed (i) the expense limitation then in effect, if any, and (ii) the expense limitation in effect at the time the expenses to be repaid were incurred. Prior to December 31, 2021, this agreement may not be modified or terminated without the approval of the Board. After December 31, 2021, the Expense Limitation Agreement may continue from year-to-year provided such continuance is approved by the Board. The Expense Limitation Agreement may be terminated by the Adviser or the Board, without approval by the other party, not less than 60 days’ notice to the other party as set forth in the Expense Limitation Agreement. The Expense Limitation Agreement will terminate automatically if the Fund’s Advisory Agreement with the Adviser is terminated.

Distributor. ALPS Distributors, Inc., (the “Distributor”), 1290 Broadway, Suite 1000, Denver, CO 80203, serves as the Fund’s principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between the Fund and the Distributor (the “Distribution Agreement”), the Distributor acts as the Fund’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. The Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

Administrator and Transfer Agent. ALPS Fund Services, Inc. (“ALPS”), 1290 Broadway, Suite 1000 Denver, Colorado 80203, serves as the Fund’s administrator and fund accounting agent and DST Asset Manager Solutions, Inc. 330 W. 9th St. Kansas City, MO 64105 serves as the Fund’s transfer agent (the “Transfer Agent”). Management and administrative services of ALPS and the Transfer Agent include (i) providing office space, equipment and officers and clerical personnel to the Fund, (ii) obtaining valuations, calculating net asset values and performing other accounting, tax and financial services, (iii) recordkeeping, (iv) regulatory, compliance and reporting services, (v) processing shareholder account transactions and disbursing dividends and distributions, and (vi) supervising custodial and other third party services.

Independent Registered Public Accounting Firm. Cohen & Company, Ltd. (“Cohen”), 1350 Euclid Avenue, Suite 800, Cleveland, OH 44115, has been approved by the Board as the independent registered public accounting firm of the Fund for the current fiscal year. The Audit Committee unanimously recommended the selection of Cohen as the independent registered public accounting firm for the Fund and the Board unanimously approved such selection at a meeting held in December 2019.

Audit Fees: As of the date of this Information Statement, the Adviser has paid Cohen $8,500 in Audit Fees in connection with audit services rendered to the Fund pertaining to the Fund’s organization.

Audit-Related Fees, Tax Fees, All Other Fees: The Fund has paid no fees to Cohen as of the date of this Information Statement. Cohen has not rendered any services to the Adviser during the last two years.

Pre-Approval Policies: The Audit Committee has authorized the Chair of the Audit Committee to pre-approve audit and non-audit services. The Audit Committee must pre-approve all audit services and, when appropriate, any non-audit services provided by the independent registered public accounting firm to the Trust, and pre-approve, when appropriate, any non-audit services provided by the independent registered public accounting firm to the Trust’s investment advisers, or any entity controlling, controlled by, or under common control with an investment adviser that provides ongoing services to the Trust if the engagement relates directly to the operations and financial reporting of the Trust. With respect to the provision of services provided by the independent registered public accounting firm to the Trust, other than audit, review or attest services, the pre-approval requirement is waived if (i) the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by the Trust to its independent registered public accounting firm during the fiscal year in which the services are provided; (ii) such services were not recognized by the Trust at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee, or by the Chair of the Audit Committee, prior to the completion of the audit. With respect to non-audit services provided by the independent registered public accounting firm to the Trust’s investment adviser(s), or any entity controlling, controlled by, or under common control with an investment adviser that provides ongoing services to the Trust, the pre-approval requirement is waived if the aggregate amount of all services provided constitutes no more than 5% of the total amount of revenues paid to the independent registered public accounting firm by the Trust, its investment adviser(s) and any entity controlling, controlled by, or under common control with an investment adviser that provides ongoing services to the Trust during the fiscal year in which the services are provided that would have to be pre-approved by the Committee.

Financial Information. Upon request, the Fund will furnish, without charge, to any of its shareholders a copy of the Annual Report of the Fund for its most recent fiscal year and a copy of its semiannual report for any subsequent semiannual period, once such reports are available. Requests may be made in writing to the Fund c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, or by calling the Fund toll-free at 833-429-6642.

Shareholder Communications. The Fund does not intend to, and is not required to hold annual meetings of shareholders, except under certain limited circumstances. The Board of does not believe a formal process for shareholders to send communications to the Board is appropriate due to the in-frequency of shareholder communications to the Board. If a shareholder wishes to send a communication to the Board, or to a specified Trustee, the communication should be submitted in writing to the Fund c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, who will forward such communication to the Trustee(s).

Multiple Shareholders in a Household. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement (the “Materials”), unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of the Materials, the Fund will promptly deliver a separate copy of the Materials to you upon written or oral request. To receive a separate copy of the Materials, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact the Fund by writing to the Fund at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203 or by calling, toll-free, 833-429-6642. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Fund at the telephone number or address stated above.

Exhibit A

AXONIC FUNDS

AUDIT COMMITTEE CHARTER

I.       THE COMMITTEE

The Audit Committee (the “Committee”) of Axonic Funds (the “Trust”) shall be composed entirely of Trustees who are not “interested persons” of the Trust or its investment adviser(s) (the “Independent Trustees”), as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

II.       FINANCIAL REPORTING AND FUNCTIONS

1.       The Committee shall: (a) oversee the Trust’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (b) be responsible for the appointment of and compensation of any independent registered public accounting firm employed by the Trust for the purpose of preparing or issuing an audit report or related work, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting and to require the independent registered public accounting firm to report to the Committee; (c) oversee the work of the independent registered public accounting firm and the quality and objectivity of the Trust’s financial statements and the independent audit thereof; and (d) act as a liaison between the Trust’s independent registered public accounting firm and the full Board of Trustees.

2.       The function of the Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the independent registered public accounting firm’s responsibility to plan and carry out a proper audit in accordance with generally accepted auditing standards.

3.       To carry out its purposes, the Committee shall have the following duties and powers:

(a)	to be responsible for the selection, oversight, retention or termination of the independent registered public accounting firm and, in connection therewith, to (i) evaluate the proposed fees and other compensation, if any, to be paid to the independent registered public accounting firm, (ii) evaluate the independence of the independent registered public accounting firm and its compliance with applicable requirements, based upon its representations to the Committee, (iii) pre-approve all audit services and, when appropriate, any non-audit services[1] provided by the independent registered public accounting firm to the Trust, and (iv) pre-approve, when appropriate, any non-audit services provided by the independent registered public accounting firm to the Trust’s investment advisers,[2] or any entity controlling, controlled by, or under common control with an investment adviser that provides ongoing services to the Trust if the engagement relates directly to the operations and financial reporting of the Trust;
(b)	to meet with the Trust’s independent registered public accounting firm, including private meetings, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Trust’s financial statements, including any adjustments to such statements recommended by the independent registered public accounting firm, or other results of said audit(s); (iii) to consider the independent registered public accounting firm’s comments with respect to the Trust’s financial policies, procedures and internal accounting controls and management’s responses thereto; (iv) to review the form of opinion the independent registered public accounting firm proposes to render to the Board of Trustees and shareholders; and (v) to discuss any other matters that are required to be communicated by the independent registered public accounting firm in accordance with generally accepted auditing and independence standards;

[1]	The Sarbanes-Oxley Act of 2002 prohibits a fund’s independent accountant from providing certain enumerated non-audit services contemporaneously with the fund’s audit. These services include: (i) bookkeeping; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions and contribution in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker dealer, investment adviser, or investment banking services; (viii) legal and expert services unrelated to the audit; and (ix) any other service the Board determines is prohibited.

[2]	This does not include a sub-adviser whose role is primarily portfolio management and is sub-contracted or overseen by another investment adviser.

(c)	to receive at least annually a report from the independent registered public accounting firm within 90 days prior to the filing of the firm’s report (or receive an updated report within such 90 day period, if the firm’s annual report is presented to the Committee more than 90 days prior to the filing of the firm’s report) which includes the following: (i) all critical accounting policies and practices used by the Trust (or, in connection with any update, any changes in such accounting policies and practices), (ii) all material alternative accounting treatments within GAAP that have been discussed with management since the last annual report or update, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent registered public accounting firm, (iii) other material written communications between the independent registered public accounting firm and the management of the Trust since the last annual report or update, and (iv) a description of any non-audit services provided, including fees associated with the services, to the Trust since the last annual report or update that were not subject to the pre-approval requirements as discussed above;
(d)	to meet with the Trust’s Treasurer and representatives of the Trust’s accounting services provider, as necessary;
(e)	to review the audited financial statements and unaudited semiannual financial statements and make recommendations to the Board regarding approval of such statements;
(f)	to discuss all disclosures made by the Trust’s officers certifying the Trust’s Form N-CSR to the Committee, based on such officers’ most recent evaluation as to (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize and report financial data and weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in the Trust’s internal controls;
(g)	to consider the effect upon the Trust of any changes in accounting principles or practices proposed by management or the independent registered public accounting firm; and
(h)	to receive, retain and deal with on a confidential basis complaints regarding accounting, internal controls and auditing matters, and to investigate improprieties or suspected improprieties in Trust operations brought to the attention of the Committee.

4.       The Committee hereby delegates to the Chair of the Committee, when the Committee is not in session, the authority to pre-approve audit and non-audit services provided by the Trust’s independent registered public accounting firm, as contemplated by paragraph 3(a) of this Section II. The Chair shall report, for informational purposes only, any pre-approval decisions to the Committee at its next scheduled meeting.

5.       With respect to the provision of services provided by the independent registered public accounting firm to the Trust, other than audit, review or attest services, the pre-approval requirement contemplated by paragraph 3(a) of this Section II is waived if (i) the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by the Trust to its independent registered public accounting firm during the fiscal year in which the services are provided; (ii) such services were not recognized by the Trust at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved by the Committee, or by the Chair of the Committee pursuant to paragraph 4 of this Section II, prior to the completion of the audit. With respect to non-audit services provided by the independent registered public accounting firm to the Trust’s investment adviser(s), or any entity controlling, controlled by, or under common control with an investment adviser that provides ongoing services to the Trust, the pre-approval requirement is waived if the aggregate amount of all services provided constitutes no more than 5% of the total amount of revenues paid to the independent registered public accounting firm by the Trust, its investment adviser(s) and any entity controlling, controlled by, or under common control with an investment adviser that provides ongoing services to the Trust during the fiscal year in which the services are provided that would have to be pre-approved by the Committee.

III. QUALIFIED LEGAL COMPLIANCE COMMITTEE FUNCTIONS AND RESPONSIBILITIES.

1.       The Committee shall act as the Trust’s “qualified legal compliance committee” (“QLCC”), as such term is defined in Section 205.2 adopted under the Securities Act of 1933, as amended.

2.       The Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report made to the QLCC regarding evidence of (1) a material violation of an applicable United States federal or state securities law, (2) a material breach of a fiduciary duty arising under United States federal or state law, or (3) a similar material violation of any United States federal or state law by the Trust or by any officer, trustee, employee or agent of the Trust.

3.       If the Trust fails in any respect to take any remedial action that the Committee has recommended as the result of an investigation pursuant to the procedures referenced in section 2 above and if deemed appropriate by the Committee, the Committee shall notify the SEC that the Trust failed in a material respect to implement an appropriate response.

4.       The Committee shall investigate any report of evidence of a material violation of securities law or breach of fiduciary duty or similar violation by a Fund, its officers, directors or agents, as contemplated by Section 307 of the Sarbanes-Oxley Act of 2002, and to recommend that the Trust take any appropriate remedial action.

IV.       OTHER POWERS AND RESPONSIBILITIES.

1.       The Committee shall meet in open or executive sessions. The Committee may invite members of management, counsel, advisers and others to attend its meetings as it deems appropriate. The Committee shall have separate sessions with management and others, as and when it deems appropriate.

2.       The Committee shall have the authority to assess and determine whether counsel to the Independent Trustees is “independent legal counsel” as defined by Rule 0-1(a)(6) under the 1940 Act.

3.       The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the Trust.

4.       The Committee shall maintain minutes of its meetings and report its activities to the Board on a regular basis and make such recommendations as the Committee may deem necessary or appropriate.

5.       A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee. The Committee may meet in person or by telephone, and the Committee may act by written consent, to the extent permitted by law and by the Trust’s by-laws. In the event of any inconsistency between this Charter and the Trust’s organizational documents, the provisions of the Trust’s organizational documents shall govern.

6.       The Committee shall review this Charter as appropriate and recommend any changes to the full Board.

7.       The Committee shall elect one of its members to serve as Chair, who shall serve until another Chair is elected.